Exhibit 99.1

Sundance Strategies Acting as Lead Advisor in US Capital Global Securities’ Launch of $500 Million Rated Life Insurance-Linked Bond Offering

PROVO, UTAH, APRIL 13, 2021 - Sundance Strategies, Inc. (OTCQB: SUND) (“Sundance Strategies”) is acting as lead advisor in originating specific portfolios of life insurance policies that are tailored to meet the needs of life insurance-linked bonds and creating the structured finance techniques and proprietary analytics to structure bond issuances.

US Capital Global Securities LLC (“US Capital Global Securities”), an affiliate of US Capital Global, has been engaged as lead placement agent in offering to eligible investors an investment opportunity of up to $500 million in the life insurance-linked bonds. The bond offering is made on a best efforts basis by the placement agent, and is subject to a minimum offering of $250 million and a maximum of $500 million. To qualify, purchasers must be qualified as institutional “accredited investors”.

“We’re excited for US Capital Global Securities’ launch of this $500 million rated life insurance-linked bond offering and extremely pleased Sundance Strategies is lead advisor in originating tailored life insurance portfolios and creating the techniques and analytics to structure the bond issuances,” said Kraig Higginson, Executive Chairman at Sundance Strategies. “Sundance Strategies is at an inflection point in its forward strategy, and this bond offering will serve as a significant catalyst in pursuing our vision for the company as a market leading strategist in the life insurance-linked bond industry.”

Charles Towle, Managing Partner at US Capital Global, said: “The life settlements market is growing as an alternative asset class amongst policyholders and investors seeking favorable returns in a low-interest environment. We have established a special purpose vehicle for this $500 million bond offering. If you are interested in this asset class, the opportunity to participate in this offering is now open to eligible investors.”

About Sundance Strategies, Inc.

Sundance Strategies, Inc. (OTCQB: SUND) was established in 2013 by industry veterans with decades of experience in the US Life Settlements space. Sundance Strategies has assembled a very seasoned and experienced team from not only the Life Settlement marketplace, but from other areas such as Financial Services, Retail and Technology. As a professional services provider Sundance Strategies uses best practices to advise on selecting specific portfolios of life insurance policies that are tailored to meet the needs of bond issuers and bond investors. The strategy includes advising on the acquisition of life insurance portfolios, then using common structured finance techniques and proprietary analytics to structure bond issuances, including principal protected bonds. Sundance Strategies goal is to deliver long-term value and profitability to shareholders by growing the Company’s asset base and paying dividends to its shareholders. www.sundancestrategies.com

Business and Media Inquiries for Sundance Strategies, Inc.:

MZ Group

Ted Haberfield

President - MZ North America

Direct: 858-204-5055

Email: thaberfield@mzgroup.us

About US Capital Global

Established in 1998, and with offices in San Francisco and London, US Capital Global is a full-service private financial group with an established track record in investment banking, asset management, and capital formation services that utilizes the latest FinTech and RegTech innovation to provide sophisticated debt, equity, and investment products to lower middle market companies and investors. The US Capital Global group manages direct investment funds and provides wealth management and capital raise services through its affiliates, including US Capital Global Investment Management LLC, US Capital Global Wealth Management LLC. All securities are offered by the group through its FINRA-member, SEC-registered broker-dealer, US Capital Global Securities LLC. The group collaborates closely with its peers in professional banking and investment advisory. www.uscapglobal.com.

To learn more about this investment opportunity, email Frank Villarreal, Vice President, at frank@uscgsecurities.com or call +1 415-889-1047.

This press release does not constitute an offer to sell nor a solicitation of an offer to purchase any securities in any jurisdiction in which such an offer or solicitation is not authorized and does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate, ” “believe,” “continue,” “could,” “estimate,” “expect,” ” intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” ” will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.